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UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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In re                                              In Proceedings For A
                                                   Reorganization Under
                                                   Chapter 11
ANDOVER TOGS, INC., et al.,                        Case Nos. 96 B 41437 (TLB)

                      Debtors.                     (Jointly Administered)

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             ORDER PURSUANT TO SECTION 364(c) OF THE BANKRUPTCY CODE
                AND RULE 4001 OF THE FEDERAL RULES OF BANKRUPTCY
              PROCEDURE AUTHORIZING DEBTORS-IN-POSSESSION TO OBTAIN
                REPLACEMENT POST-PETITION FINANCING AND TO INCUR
                 POST-PETITION INDEBTEDNESS WITH ADMINISTRATIVE
                SUPERPRIORITY AND SECURED BY LIENS ON COLLATERAL


               Upon the motion dated August 23, 1996 (the "Motion") of Andover Togs, Inc. (the "Borrower"), Springdale Fashions, Inc.
("Springdale"), Tortoni Manufacturing Corp. ("Tortoni"),
Stonehenge Financial Corp. ("Stonehenge" and, collectively with
Springdale and Tortoni, the "Guarantors"), the above-captioned debtors and debtors-in-possession (collectively, the "Debtors"):

               (a) for an order (the "DIP Financing Order") pursuant to ss. 364(c) of title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code"), and Rule 4001 of the Federal
Rules of Bankruptcy Procedures (the "Rules"):

                      (1) authorizing the Borrower to obtain extensions of credit in the form of loans and issuances of letters of credit on a revolving credit basis from The CIT Group/Commercial Services, Inc. ("CIT") and other lenders during an initial term of two (2) years from the Closing Date (as defined in the





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Financing Agreement as defined below), in an aggregate amount (the "Commitment
Amount") not to exceed fifteen million ($15,000,000.00) dollars (of which five million six hundred fifty thousand ($5,650,000.00) dollars will be available for the issuance of letters of credit pursuant to a letter of credit sub-facility) (the "CITCS Facility"), pursuant to that certain "Replacement DIP Financing and Security Agreement" dated as of September __, 1996 (the "Financing Agreement") among the Debtors and the lenders referred to therein (the "Lenders") and the Loan Documents (as defined in the Financing Agreement) substantially in the form annexed as Exhibit A to the Motion;

                      (2) approving the terms and conditions of the Financing Agreement and authorizing the Debtors to enter into, execute and deliver the Loan Documents and all final documentation for the CITCS Facility, which documentation shall substantially conform to the terms and conditions set forth in the Financing Agreement;

                      (3)    authorizing the Debtors to execute and
deliver, from time to time, all such other and further documents, instruments and agreements and perform such other acts as may be required in connection with the establishment, implementation and operation of the CITCS Facility; and

                      (4) authorizing the Borrower to obtain post-petition financing and to incur post-petition indebtedness under the CITCS Facility with CIT and the Lenders, from time to time, (a) with superpriority administrative expense claim status




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pursuant to ss. 364(c)(1) of the Bankruptcy Code, having priority over any and all administrative expenses of the Debtors, whether heretofore or hereafter incurred, of the kinds specified in ss.ss. 503(b) or 507(b) of the Bankruptcy Code, subject only to (i) in the event that an Event of Default (as defined in the Financing Agreement) has occurred and is continuing and the Agent has delivered a Default Notice (as hereinafter defined), the payment of unpaid allowed professional fees and expenses incurred (whether prior to or subsequent to the delivery of such Default Notice) by the Debtors or any statutory creditors' committee appointed in the Debtors' chapter 11 cases (collectively, the "Priority Professional Fees") in an aggregate amount not to exceed $1,300,000 (the "Priority Professional Expense Cap") (provided such unpaid fees are not incurred in connection with a challenge to any aspect of the Agent's (as defined in the Financing Agreement), CIT's or any Lender's (as defined in the Financing Agreement) rights, obligations and entitlements under the CITCS Facility); and (ii) the payment of any unpaid fees arising under 28 U.S.C. ss. 1930(a)(6) (these statutory fees together with the Priority Professional Fees are hereinafter collectively referred to as the "Carve-Out Expenses"), (b) secured, pursuant to ss. 364(c)(2) of the Bankruptcy Code, subject only to the Carve-Out Expenses and Permitted Encumbrances (as defined in the Financing Agreement), by a first and senior security interest and lien, not subject to subordination, in and on all now existing and hereafter acquired property of the




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Debtors, including all now existing and hereafter acquired property described in clauses (i) through (vi) immediately below: (i) Equipment (as defined in the Financing Agreement), (ii) Inventory (as defined in the Financing Agreement),
(iii) Accounts (as defined in the Financing Agreement), (iv) General Intangibles (as defined in the Financing Agreement), (v) books and records of the Debtors relating to any of the foregoing collateral, and (vi) all cash and non-cash proceeds of any of the foregoing collateral (collectively, the "Collateral") and providing that no liens or encumbrances of any kind shall be permitted to be placed on any Collateral or other assets and properties of the Debtors (other than Permitted Encumbrances); and

               (b) granting the Debtors such other and further relief as the Court may deem necessary, appropriate, equitable and proper; and

               The Debtors having requested in the Motion pursuant to Rule 4001 of the Rules that this Court, after a hearing (the "Final Hearing"), enter the DIP Financing Order;

               And pursuant to Rule 4001(c)(1) of the Rules, it appearing that under all the attendant circumstances and after considering the Borrower's need for financing, and considering the notice of the Motion given by the Debtors, no other or further notice of the Final Hearing need be given;




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               And upon the record of the Final Hearing held this day before this Court; and this Court having noted the appearances of all parties in interest in the record of this Court;

               And it appearing to this Court that the relief requested in the Motion is in the best interests of the Debtors, their estates, their creditors and equity holders and is essential for the continued operation of their businesses; and it further appearing that the Debtors are unable to obtain unsecured credit for money borrowed under ss.ss. 503(b)(1) and 364(b) of the Bankruptcy Code, other than the Existing Facility (as defined in the Motion).

               And due deliberation having been had; and sufficient cause appearing therefor;

               THE COURT HEREBY FINDS as follows:

               A. Capitalized terms used in this Order and not otherwise defined in this Order have the meaning ascribed to such terms in the Financing Agreement, the terms of which are hereby incorporated herein by reference as if fully set forth at length herein.

               B. On March 19, 1996 (the "Filing Date"), the Debtors filed with this Court voluntary petitions for relief under chapter 11 of the Bankruptcy Code and are continuing to manage their properties and operate their businesses as debtors-in-possession pursuant to ss.ss. 1107 and 1108 of the Bankruptcy Code.

               C. This Court has jurisdiction over the Debtors' chapter 11 cases and the parties and property affected hereby




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pursuant to 28 U.S.C. ss.ss. 157(b) and 1334.  This matter is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2)(D).

               D. After considering the Borrower's need for financing and after further considering all of the other attendant circumstances, this Court finds that the notice given in accordance with the Motion constitutes good and sufficient notice of the Final Hearing.

               E. In order to continue the ordinary course operations of the business of the Borrower, it is necessary for the Borrower to borrow money and otherwise obtain credit from CIT and the Lenders to fund working capital in the ordinary course of business and for other general corporate purposes.

               F. The Borrower is unable to obtain working capital financing allowable under ss. 503(b)(1) of the Bankruptcy Code as an administrative expense pursuant to ss. 364(b) of the Bankruptcy Code (other than the Existing Facility), or on as favorable terms as are being provided under the Financing Agreement. After considering all alternatives, the Borrower has concluded, in the exercise of its best and reasonable business judgment, and this Court finds, that the CITCS Facility represents the best working capital financing presently available under the circumstances.

               G. Good cause has been shown for the entry of this Order. Among other things, the ability of the Borrower to finance its operations, and the availability of financing pursuant to the Financing Agreement and this Order are vital to the Debtors. The preservation and maintenance of the going-




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concern value of the Debtors are of the utmost significance and importance to the successful reorganization of the Debtors sought to be achieved pursuant to the provisions of chapter 11 of the Bankruptcy Code. The terms of the borrowings and the issuance of letters of credit authorized hereby are fair and reasonable. Entry of this Order will be in the best interests of the Debtors, their estate, their creditors and equity holders.

               H. The Financing Agreement and the other Loan Documents authorized by this Order have been negotiated in good faith and at arm's-length among the Debtors and CIT, with all parties represented by counsel, are fair and reasonable under the circumstances, and are enforceable in accordance with their terms. Any credit extended by CIT and the Lenders under the terms of this Order and the Financing Agreement shall be deemed to have been extended in good faith (as that term is used in ss. 364(e) of the Bankruptcy Code).

               Accordingly, it is hereby FOUND, ORDERED, DETERMINED AND DECREED, as follows:

               1. The Debtors' Motion is hereby granted and approved.

               2. No other or further notice of the Motion and of the hearing thereon need be provided, and any requirement for such other or further notice is hereby dispensed with and waived.

               3. The relief granted by this Court pursuant to this Order is necessary to minimize the disruption of the Debtors' business operations as a going concern, preserve the assets of




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the Debtors' estates, and increase the likelihood of a successful reorganization.

               4. An immediate need exists for the Borrower to obtain cash advances and letters of credit in order to continue the ordinary course operations of the Borrower's business, and to administer and preserve the value of its estates. The ability of the Borrower to finance its operations requires the availability of working capital which the CITCS Facility will provide, the absence of which could immediately and irreparably harm the Debtors, their estates and creditors, as well as the Debtors' reorganization efforts.

               5. The Borrower is unable to obtain cash advances and letter of credit facilities as unsecured credit allowable under ss.ss. 364(b) and 503(b)(1) of the Bankruptcy Code.

               6. As set forth in the Motion, and based upon the record of the Debtors' chapter 11 cases, this Court finds that the terms of the financing requested in the Motion and the provisions of the CITCS Facility as set forth in the Financing Agreement are fair and reasonable and have been negotiated in good faith and at arm's-length among the Debtors and CIT, and any credit extended by CIT and the Lenders pursuant to the terms of the Financing Agreement and this Order is hereby deemed to have been extended in good faith (as that term is used in ss. 364(e) of the Bankruptcy Code or otherwise).

               7. The Debtors will receive, directly or indirectly, post-petition loans and/or advances and credit, and will thereby




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directly benefit from the CITCS Facility authorized by this Order.

               8. The Borrower is hereby authorized to borrow or obtain cash advances and letters of credit under the CITCS Facility up to the aggregate principal amount of fifteen million ($15,000,000.00) dollars (including five million six hundred fifty thousand ($5,650,000.00) dollars for the issuance of letters of credit pursuant to a letter of credit sub-facility) outstanding at any time pursuant to the terms of the Financing Agreement, which Financing Agreement is hereby approved in all respects (including all rights, remedies and entitlements set forth or referred to in the Financing Agreement).

               9. The Debtors are authorized to do and perform all acts, to make, execute and deliver all instruments and documents (including, without limitation, the Loan Documents and letter of credit applications and reimbursement agreements with third parties as contemplated by the Loan Documents) and to pay all fees, expenses, and other amounts to, among others, the Agent, CIT and the Lenders which are set forth in the Financing Agreement or the Motion, and which may be required or necessary for the Debtors' compliance with the terms of this Order and performance under the Financing Agreement, the Loan Documents and the financing approved by this Order.

               10. The Agent, CIT and the Lenders shall not be required to file financing statements, notices of lien or other instruments in any jurisdiction or take any other action in order




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to validate and perfect the security interests and liens granted to the Agent,
CIT or any Lender pursuant to this Order or the Loan Documents or to establish or preserve the relative priorities therefor; provided, however, that if the Agent, CIT or any Lender in its sole discretion, chooses to file such financing statements, notices of lien or other instruments or otherwise confirm perfection of such security interests and liens, (x) the Debtors shall, and shall cause all persons under their control to, cooperate in all respects (to the extent reasonably requested) in connection with such filings or confirmations and (y) all such documents shall be deemed to have been filed or recorded, and all such confirmations shall be deemed to have been taken or effected, at the time and on the date of entry of this Order.

               11. All of the Debtors' obligations to CIT and the Lenders for indebtedness arising in respect of the CITCS Facility are hereby (a) authorized and granted superpriority administrative expense claim status pursuant to ss. 364(c)(1) of the Bankruptcy Code having priority over any and all administrative expenses of the Debtors, whether heretofore or hereafter incurred, of the kinds specified in ss.ss. 503(b) or 507(b) of the Bankruptcy Code, subject only to the Carve-Out Expenses and (b) secured, pursuant to ss. 364(c)(2) of the Bankruptcy Code, subject to the Carve-Out Expenses and Permitted Encumbrances, by a first and senior security interest and lien not subject to subordination in and on the Collateral. No administrative claim




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that is senior to or pari passu with the superpriority administrative expense claims of CIT and the Lenders shall exist, other than the Carve-Out Expenses, and no costs or expenses of administration shall be imposed in the Debtors' cases against the Collateral, whether pursuant to ss. 506(c) of the Bankruptcy Code or otherwise, other than the Carve-Out Expenses; provided that so long as an Event of Default (as defined in the Financing Agreement) has not occurred or is cured or waived, Debtors shall be permitted to pay the Priority Professional Fees as such may be allowed and become due and payable by order of the Bankruptcy Court pursuant to Bankruptcy Code ss.ss.330 and 331 and such payments shall not be applied against the Priority Professional Expense Cap.

               12. Notwithstanding anything in this Order or the Financing Agreement to the contrary:

                             (a)    Upon demand by the Agent after the
                                    occurrence and during the continuance of an Event of Default, the Borrower shall deposit with the Agent cash collateral equal to one-hundred percent (100%) of the Priority Professional Expense Cap. The Availability Reserve established under the Financing Agreement in connection with such Priority
                                    Professional Expense Cap shall be
                                    reduced to the extent the Borrower




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                                    deposits such cash collateral with the
                                    Agent. Such deposit shall be held by the Agent in an interest bearing account maintained at the payment office of the Agent (the "Cash Collateral Account").

                             (b) If such Event of Default continues, but the Agent has not delivered the Default Notice (as defined in (c) below), any payments actually made to professionals under 11 U.S.C.ss.ss.330 and 331 in respect of fees and expenses incurred shall not reduce the Priority
                                    Professional Expense Cap.

                             (c) If such Event of Default continues and the Agent upon four (4) Business Days' written notice to the Borrower and its counsel notifies such parties of the existence of an Event of Default (the "Default Notice"), any payments actually made to professionals after the date of the Default Notice under 11 U.S.C.ss.ss. 330 and 331 in respect of fees and expenses incurred (i) shall be paid solely (subject to (d) below) from the Cash Collateral Account and (ii) shall reduce the Priority Professional Expense




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                                    Cap on a dollar-for-dollar basis (whether
                                    such fees and expenses were incurred prior to or after such Event of Default).

                             (d)    In the event there are insufficient
                                    amounts in the Cash Collateral Account
                                    set forth in (a) above to pay Priority
                                    Professional Expenses up to the Priority
                                    Professional Expense Cap, Priority
                                    Professional Expenses shall be paid from net cash proceeds of Collateral (which net cash proceeds are received by the Agent after from the date the Agent and the Lenders have ceased to make advances under the Financing Agreement) upon receipt by the Agent of immediately available funds from the disposition of such Collateral, prior to the application of any net cash proceeds to the Borrower's Obligations.

                             (e)    The parties entitled to any Priority
                                    Professional Expenses shall not have any rights in connection with any foreclosure, sale or other disposition of the Collateral under the Financing




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                                    Agreement, other than the right to receive
                                    payments from the Cash Collateral Account or as specified in (d) above up to the Priority Professional Expense Cap.

               13. The provisions of this Order shall be binding upon and inure to the benefit of the Agent, CIT and the Lenders and the Debtors and their respective successors and assigns (including, without limitation, any chapter 11 or chapter 7 trustee(s) or other fiduciary hereafter appointed for the estates of the Debtors or with respect to the Debtors' property and any purchaser or assignee of any assignment of all or a portion of CIT's interest in the CITCS Facility).

               14. No order dismissing the Debtors' chapter 11 cases under ss. 1112 of the Bankruptcy Code or otherwise shall be entered unless prior to the entry thereof all obligations and indebtedness of the Debtors owing to CIT and the Lenders under the Financing Agreement (and the Loan Documents) (other than in respect of outstanding letters of credit) shall have been paid in full, or adequate provision for such payment shall have been made (in all respects acceptable to CIT and the Lenders), and all outstanding letters of credit shall have been terminated or cash collateralized in accordance with the provisions of the Financing Agreement.

               15. The provisions of this Order shall be immediately effective upon the entry of this Order by the Court, and any




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actions taken pursuant hereto shall survive entry of, and shall govern with respect to any conflict with, any order which may be entered confirming any plan(s) of reorganization or which may be entered dismissing or converting the Debtors' chapter 11 cases from chapter 11 to proceedings under chapter 7 of the Bankruptcy Code. The terms and provisions of this Order, as well as the claims, rights and entitlements of the Agent, CIT and the Lenders and obligations of the Debtors created or arising pursuant hereto, shall continue in the Debtors' chapter 11 cases and in any superseding proceedings under the Bankruptcy Code, and such claims shall maintain their superpriority status and liens and security interests as provided by this Order until satisfied in accordance with the terms of the Financing Agreement and Loan Documents.

               16. Consistent with ss. 364(e) of the Bankruptcy Code, if any or all of the provisions of this Order are hereafter stayed, modified, vacated, or reversed:

                             (a) such stay, modification, vacation or reversal
                      shall not affect the validity, force and effect of any obligation, indebtedness or liability incurred by the Debtors to CIT and the Lenders prior to the effective date of such stay, modification, vacation, or reversal or the validity and enforceability of any priority or right authorized or created hereby pursuant to the Financing Agreement whether or not the Agent, CIT




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                      or any Lender knew of the pendency of the appeal;
                      and

                             (b) any indebtedness, obligation or liability
                      incurred by the Debtors to CIT and the Lenders prior to the effective date of such stay, modification, vacation or reversal shall be governed in all respects by the original provisions of this Order, and the Agent, CIT and the Lenders shall be entitled to all the rights, remedies, privileges and benefits, including the priorities granted herein and pursuant to the Financing Agreement, with respect to any such indebtedness, obligation or liability.

All advances under the Financing Agreement (including issuance of letters of credit by CIT or by another letter of credit issuer) shall be deemed to be made in reliance upon this Order, and, therefore, the indebtedness evidenced by such advances (and reimbursement obligations relating to letters of credit) prior to the effective date of any stay, modification, vacation or reversal of this Order cannot (i) be subordinated, (ii) lose its superpriority claim or lien status, or
(iii) be deprived of the benefit of the status of the rights granted to the Agent, CIT or another letter of credit issuer under this Order or the Financing Agreement as a result of any subsequent order which may be issued in the Debtors' chapter 11 cases, or in any superseding proceedings of the Debtors.




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               17. Upon four (4) business days' written notice by the Agent to the Borrower, the automatic stay provisions of ss. 362 of the Bankruptcy Code shall be deemed vacated and lifted automatically and without further notice to the extent necessary to permit the Agent, CIT and the Lenders to exercise, upon the occurrence and during the continuance of an Event of Default (as described in the Financing Agreement), the rights and remedies described in the Financing Agreement, including, without limitation, (i) declaring the principal of and accrued interest on the outstanding obligations of the Debtors to be immediately due and payable, (ii) terminating any commitment to further extend credit to the Borrower, and (iii) exercising any and all rights and remedies with respect to the Collateral. None of the Agent, CIT or any other Lender will not be obligated to comply or conform with the doctrine of marshaling of assets.

               18. Except as otherwise provided in the Financing Agreement, so long as the Lenders' commitment or any obligation, liability or indebtedness under the Financing Agreement and this Order shall remain outstanding, the Debtors shall not, directly or indirectly, create, incur, assume or permit to exist any security interest, encumbrance, lien or other security arrangement of any kind, on or with respect to any Collateral, or any other properties or assets (other than the Permitted Encumbrances), or take any action that would grant or create a lien or security interest in favor of any person in such assets.




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               19. Nothing in this Order shall (i) constitute a determination of the validity, binding effect, perfection or enforceability of liens or security interests, if any, granted to any person or entity prior to the date of the commencement of the Debtors' chapter 11 cases, or (ii) prohibit or otherwise limit the right of the Debtors, any official unsecured creditors' committee or any bankruptcy trustee for the Debtors from seeking to avoid or otherwise challenge the validity, binding effect, extent, value, priority, enforceability and/or perfection of any such pre-petition liens, encumbrances or security interests.

               20. Notwithstanding anything contained herein to the contrary and without limiting any other rights or remedies of the Agent, CIT and the Lenders contained in this Order or the Loan Documents, or otherwise available at law or in equity, and subject to the terms of the Financing Agreement, upon written notice to the landlord of any leased premises that an Event of Default has occurred and is continuing under the Loan Documents, the Agent, CIT and the Lenders may, subject to the specific rights of such landlord provided by the applicable lease agreement or in any separate agreement by and between such landlord and the Agent, CIT and the Lenders, and subject further to notice, if any, required to be provided to the Debtors, enter upon any leased premises of the Debtors for the purpose of exercising any remedy with respect to the Collateral located thereon and shall be entitled to all of the Debtors' rights and privileges, and, while upon such leased premises, shall be




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subject to all of Debtors' covenants and obligations, as lessee under such lease without interference from the landlords thereunder, provided that the Agent, CIT and the Lenders shall only pay or otherwise perform the obligations of the Debtors which first arise and which are payable during the period of such occupancy by the Agent, CIT and the Lenders, calculated on a per diem basis. Nothing herein shall require the Agent, CIT or the Lenders to assume any lease as a condition to the rights afforded to the Agent, CIT and the Lenders in this paragraph. Furthermore, any title, landlord's lien, right of distraint or levy, security interest or other interest which any landlord of any leased premises of the Debtors may have in any Collateral of the Debtors located on such leased premises, to the extent the same is not void under ss. 545 of the Bankruptcy Code, is hereby expressly subordinated to the lien of the Agent, CIT and the Lenders in such Collateral.

               21. Upon payment by the Debtors of all amounts owing to the lenders and the agent under the Existing Facility (as defined in the Motion) (except any amounts owed with respect to which the Debtors have filed an objection with this Court and as to which there shall be established a cash reserve equal to the disputed amount), the superpriority administrative claims of, and the liens and security interests granted to, the lenders and the agent under the Existing Facility and the prior orders of this Court dated April 9, 1996 and May 21, 1996, shall be deemed satisfied, released and of no further force or effect, and the




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lenders and agent under the Existing Facility are hereby directed to take any and all actions requested by the Debtors so as to release the liens, security interests and claims of such lenders and agent against the Debtors in accordance with the Existing Facility including payment to the Debtors of all cash held by such agent in respect of the Carve-Out (as defined in the Existing Facility) and upon release of such cash by such agent, the "carve-out" provisions under the CITCS Facility shall replace the "carve-out" provisions of the Existing Facility.

               22. No rights are created hereunder for the benefit of any third party or any direct, indirect or incidental beneficiary.

               23. Service of this Order, by the Debtors upon (i) counsel for the official unsecured creditors' committee, (ii) all parties who have filed requests for notice under Rule 2002 of the Rules, (iii) counsel to CIT, and (iv) the Office of the United States Trustee by first class mail on or before two days after the Closing Date, shall constitute good and sufficient notice of the entry of this Order.

               24. Subject to the provisions of paragraph 17 of this Order, the automatic stay imposed by virtue of ss. 362 of the Bankruptcy Code is hereby vacated and modified insofar as necessary to permit the Agent, CIT and the Lenders to take any action authorized or contemplated by this Order or the Loan Documents and to carry out the terms thereof.




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               25. No waiver, modification, or amendment of any of the
provisions hereof shall be effective unless set forth in writing, signed by the Borrower and CIT and approved by the Court.

               26. The Clerk of the Court is hereby directed to forthwith enter this Order on the docket of this Court maintained with regard to these cases.

               27. In the event of any inconsistency between the Financing Agreement and this Order, this Order shall control.

Dated:         New York, New York
               September 9, 1996



                                     /s/
                                    --------------------------------------------
                                    CHIEF UNITED STATES BANKRUPTCY JUDGE





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